                                                                     EXHIBIT 3.1

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                    SOUTH TEXAS DRILLING & EXPLORATION, INC.

         Pursuant to and in accordance with the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), South Texas Drilling & Exploration, a Texas corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                    ARTICLE I

         The name of the Corporation is South Texas Drilling & Exploration.

                                   ARTICLE II

         The following amendments to the articles of incorporation were adopted by the shareholders of the Corporation on August 17, 2001.

         The amendment to ARTICLE ONE changes the name of the Corporation to "Pioneer Drilling Company".

         The amendment to ARTICLE ONE alters or changes ARTICLE ONE of the original or amended articles of incorporation and the full text of the provision altered is as follows:

                                  "ARTICLE ONE

                                      Name

         The name of the Corporation is Pioneer Drilling Company."

                  The amendment to ARTICLE FOUR (1) increases the number of authorized shares of the Corporation's Common Stock from 30,000,000 to 100,000,000 shares, (2) increases the number of authorized shares of the Corporation's Preferred Stock from 1,000,000 to 10,000,000 shares and (3) amends the provisions authorizing the Corporation's Board of Directors to establish series of unissued shares of Preferred Stock by fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the fullest extent provided for in the Texas Business Corporation Act.

                  The amendment alters or changes ARTICLE FOUR of the original or amended articles of incorporation and the full text of the altered provisions is as follows:

                                       1

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                                  "ARTICLE FOUR

                                  Capital Stock

                  The aggregate number of shares that the Corporation shall have the authority to issue, is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.10 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock").

                  The descriptions of the different classes of capital stock of the Corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

                                   Division A

                  The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The Board of Directors of the Corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any series so established, to the extent not provided for in these Articles of Incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

                  (1) the distinctive designation and number of shares of that series;

                  (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

                  (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances.

                  (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

                                       2

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                  (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in that event as to the rights of the holders of any other class or series of capital stock of the Corporation;

                  (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

                  (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors of the Corporation or otherwise;

                  (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

                  (10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

                  (11) notwithstanding their failure to be included in (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

         Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these Articles of Incorporation.

                  Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of that series.

                                   Division B

                  1. Dividends. Dividends may be paid on the Common Stock out of any assets of the Corporation available for such dividends, subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

                  2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside

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         for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all the remaining assets of the Corporation available for distribution to its shareholders.

                  3. Voting Rights. The holders of the Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

                  1. No Preemptive Rights. No shareholder of the Corporation shall, by reason of his holding shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class or series of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class or series of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the Board of Directors may issue or authorize the issuance of shares of any class or series of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class or series of capital stock of the Corporation, without offering any such shares, either in whole or in part, to the existing shareholders of any class or series of capital stock of the Corporation.

                  2. Share Dividends. Subject to any restrictions in favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the Corporation may pay a share dividend in shares of any class or series of capital stock of the Corporation to the holders of shares of any class or series of capital stock of the Corporation.

                  3. No Cumulative Voting. Cumulative voting for the election of directors is expressly prohibited as to all shares of any class or series of capital stock of the Corporation."

         The amendment to ARTICLE SEVEN changes the structure of the Corporation's Board of Directors to a classified board divided into three classes with staggered terms of office and provides that members of the Corporation's Board of Directors may not be removed except for cause.

         The amendment alters or changes Section 1 of ARTICLE SEVEN of the original or amended articles of incorporation and the full text of the altered provision is as follows:

                  "Section 1. Number, Election and Terms of Directors. The number of directors which will constitute the whole Board of Directors shall be fixed from

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         time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article Four, but in any event will not be less than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be divided into three classes (with each class to be as nearly equal in number as possible): Class I, Class II and Class III. Each director will serve for a term ending on the third annual meeting of the Corporation's shareholders following the annual meeting at which that director was elected; provided, however, that the directors first designated as Class I directors will serve for a term expiring at the annual meeting of the Corporation's shareholders next following March 31, 2002, the directors first designated as Class II directors will serve for a term expiring at the annual meeting of the Corporation's shareholders next following March 31, 2003, and the directors first designated as Class III directors will serve for a term expiring at the annual meeting of the Corporation's shareholders next following March 31, 2004. Each director will hold office until the annual meeting of the Corporation's shareholders at which that director's term expires and, the foregoing notwithstanding, will serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

                  At each annual meeting of the Corporation's shareholders, the directors elected to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                  In the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. Subject to the applicable provisions of the Texas Business Corporation Act, as amended, the Board of Directors will specify the class to which a newly created directorship will be allocated."

                  Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         The amendment also alters or changes Section 3 of ARTICLE SEVEN of the original or amended articles of incorporation and the full text of the altered provision is as follows:

                  "Section 3. Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the shareholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the votes of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class, at a meeting of shareholders called expressly for that purpose. Except as applicable law otherwise provides, cause for the removal of a director

                                       5

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         will be deemed to exist only if the director whose removal is proposed:
         (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of a majority of the Directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent and such mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults established by the Board of Directors with respect to any series of Preferred Stock pursuant to the provisions of Article Four, any such director of the Corporation so elected may be removed in accordance with the provisions established by the Board of Directors with respect to that series."

         The amendment to ARTICLE EIGHT deletes the specific indemnification requirements with respect to the Corporation's directors, officers and employees.

         The amendment alters or changes ARTICLE EIGHT of the original or amended articles of incorporation and the full text of the altered provision is as follows:

                                 "ARTICLE EIGHT

                                 Indemnification

                  The Corporation shall have the power to (and the Board of Directors shall have the authority to cause the Corporation to) indemnify each of its directors, officers, employees and agents, and each person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, an employee benefit plan or any other enterprise or other entity, to the fullest extent permitted by applicable law. Any repeal or modification of any provision of the bylaws of the Corporation providing for indemnification of any of such persons shall not adversely affect any right or protection of such person existing pursuant to those bylaws with respect to any act or omission occurring prior to the time of such repeal or modification. The Corporation shall also have the power to (and the Board of Directors shall have the authority to cause the Corporation to) purchase and maintain insurance on behalf of any such person, whether or not such person is then serving, against any liability asserted against such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Texas Business Corporation Act, as amended."

                                       6

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         The amendment to ARTICLE NINE makes the provisions relating to contracts or transactions the Corporation may enter into with its directors or officers consistent with the provisions of Article 2.35-1 of the Texas Business Corporation Act.

         The amendment alters or changes ARTICLE NINE of the original or amended articles of incorporation and the full text of the altered provision is as follows:

                                  "ARTICLE NINE

                        Transactions with the Corporation

                  Any contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is satisfied:

                  (1) the material facts as to his or their relationships or interests and as to the contract or transaction are disclosed or are known to the Board of Directors of Corporation or a committee thereof, and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (2) the material facts as to his or their relationships or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders of the Corporation; or

                  (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof or the shareholders of the Corporation."

         No director or officer of the Corporation shall be liable to account to the Corporation for any profits realized by, from or through any contract or transaction by reason of any interest therein when that contract or transaction has been authorized or ratified in accordance with the foregoing provisions of this Article Nine. This Article Nine shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of the provisions hereof."

                                       7

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         The amendment to ARTICLE ELEVEN conforms the limitation on a director's liability to the provisions of Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act.

         The amendment alters or changes ARTICLE ELEVEN of the original or amended articles of incorporation and the full text of the altered provision is as follows:

                                 "ARTICLE ELEVEN

                             Limitation of Liability

                  No director of the Corporation shall have any liability to the Corporation or any of its shareholders for monetary damages for any act or omission in the director's capacity as a director of the Corporation, except that nothing in this Article Eleven shall eliminate or limit the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. If the Texas Miscellaneous Corporation Laws Act, as amended, or the Texas Business Corporation Act, as amended, is hereafter amended so as to authorize action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. The provisions of this Article Eleven shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated or limited by the provisions of this Article Eleven. Any repeal or modification of this Article Eleven shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

         The amendment to add ARTICLE TWELVE increases the minimum percentage of the outstanding shares of the Corporation's capital stock necessary to call a special meeting of the Corporation's shareholders from 10% to 50%.

         The amendment to add ARTICLE TWELVE is an addition to the original or amended articles of incorporation and the full text of the added provision is as follows:

                                 "ARTICLE TWELVE

                        Special Meetings of Shareholders

                  Special meetings of shareholders of the Corporation may be called by the Corporation's chairman of the board or president or the Board of Directors. Subject to the provisions of the Corporation's bylaws governing special meetings,

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         holders of not less than 50% of the outstanding shares of capital stock of the Corporation entitled to vote at the proposed special meeting may also call a special meeting of shareholders of the Corporation by furnishing the Corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the bylaws."

                                   ARTICLE III

         The number of shares of the Corporation outstanding at the time of the adoption of the amendments was 14,687,921 shares of Common Stock and 184,615 shares of Series B Preferred Stock; and the number of shares entitled to vote on each of the amendments was 14,687,921 shares of Common Stock and 184,615 shares of Series B Preferred Stock.

         The designation and number of outstanding shares of each class entitled to vote as a class on the amendments to ARTICLE ONE, ARTICLE SEVEN, ARTICLE EIGHT, ARTICLE NINE and ARTICLE ELEVEN and to add ARTICLE TWELVE were as follows:

                      Class                     Number of Shares
                      -----                     ----------------
               Series B Preferred Stock               184,615

         The designation and number of outstanding shares of each class entitled to vote as a class on the amendment to ARTICLE FOUR was as follows:

                      Class                     Number of Shares
                      -----                     ----------------
               Series B Preferred Stock               184,615

               Common Stock                        14,687,921

                                   ARTICLE IV

         The number of votes for the amendment to ARTICLE ONE was 14,819,846 and the number of votes against the amendment to ARTICLE ONE was 10,458.

         The number of shares of each class voted for and against the amendment to ARTICLE ONE was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
         Series B Preferred Stock             184,615           184,615           -0-

         Common Stock                      13,631,266        13,620,808        10,458

         The number of votes for the amendment to ARTICLE FOUR was 12,792,149 and the number of votes against the amendment to ARTICLE FOUR was 62,230.

         The number of shares of each class voted for and against the amendment to ARTICLE FOUR was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
           Series B Preferred Stock          184,615          184,615           -0-

           Common Stock                   11,655,341       11,593,111        62,230



         The number of votes for the amendment to ARTICLE SEVEN was 12,524,261 and the number of votes against the amendment to ARTICLE SEVEN was 284,774.

         The number of shares of each class voted for and against the amendment to ARTICLE SEVEN was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
          Series B Preferred Stock            184,615         184,615             -0-

          Common Stock                     11,609,997      11,325,223         284,774


         The number of votes for the amendment to ARTICLE EIGHT was 14,732,820 and the number of votes against the amendment to ARTICLE EIGHT was 44,627.

         The number of shares of each class voted for and against the amendment to ARTICLE EIGHT was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
         Series B Preferred Stock            184,615           184,615           -0-

         Common Stock                     13,578,409        13,533,782        44,627

         The number of votes for the amendment to ARTICLE NINE was 12,817,456 and the number of votes against the amendment to ARTICLE NINE was 31,548.

         The number of shares of each class voted for and against the amendment to ARTICLE NINE was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
           Series B Preferred Stock           184,615          184,615           -0-

           Common Stock                    11,649,966       11,618,418        31,548

         The number of votes for the amendment to ARTICLE ELEVEN was 14,761,839 and the number of votes against the amendment to ARTICLE ELEVEN was 39,241.

         The number of shares of each class voted for and against the amendment to ARTICLE ELEVEN was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
          Series B Preferred Stock           184,615          184,615           -0-

          Common Stock                    13,602,042       13,562,801        39,241


         The number of votes for the amendment to add ARTICLE TWELVE was 12,474,302 and the number of votes against the amendment to add ARTICLE TWELVE was 379,527.

         The number of shares of each class voted for and against the amendment to add ARTICLE TWELVE was:

                                           Number of
                Class                     Shares Voted         For           Against
                -----                     ------------         ---           -------
          Series B Preferred Stock           184,615           184,615             -0-

          Common Stock                    11,654,791        11,275,264         379,527


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be duly executed as of the 17 day of August, 2001.

                                       SOUTH TEXAS DRILLING & EXPLORATION, INC.


                                       By: /s/ Wm. Stacy Locke
                                          --------------------------------------
                                          Name:  Wm. Stacy Locke
                                          Title  President & CFO